UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 30, 2024

RENOVARO INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38751	45-2559340
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

2080 Century Park East, Suite 906

Los Angeles, CA 90067

(Address of principal executive offices)

+1 (305) 918-1980

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock, par value $0.0001 per share	RENB	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

On April 30, 2024, Renovaro Inc. (the “Company”) issued a press release. The press release is reproduced below.

Transforming Cancer Detection: RenovaroCube Introduces Flamingo, a novel AI model based on Fragmentomics.

Los Angeles and Amsterdam, The Netherlands – 30 April 2024, RenovaroCube, wholly owned subsidiary of Renovaro, Inc. (Nasdaq: RENB), a company at the forefront of AI-driven healthcare innovation, proudly unveils Flamingo, a potentially groundbreaking multi-cancer detection model contributing to its mission to transform early cancer diagnostics. Leveraging ultra-low pass whole genome sequencing (ULP-WGS) of cell-free DNA (cfDNA), Flamingo represents a promising leap forward in the fight against cancer.

Traditional cancer detection methods often fall short in identifying cancers at an early stage when treatment is the most effective. However, Flamingo has the potential to overcome these limitations by harnessing the power of AI to analyze minute amounts of cfDNA data that is highly accurate.

“At RenovaroCube, we believe in pushing the boundaries of possibility,” states Daan Vessies, senior scientist at RenovaroCube. “Flamingo undescores our commitment to change cancer diagnostics in a transformative way, ultimately offering clinicians a powerful tool to detect cancer across diverse omic layers.”

The Company believes that no single model or molecular modality will reach the requisite sensitivity and specificity throughout the entire patient journey for personalized, precision medicine, from early detection, to predicting the effectiveness of various treatment options, to monitoring the response to therapy within days of starting it, to detecting recurrence at the earliest possible moment. Therefore, our AI/machine learning platform, The Cube, integrates multi-omic data, offering a uniquely comprehensive approach to cancer detection by leveraging a library of trained models for multiple omic layers. One such model Flamingo focuses on is the detection of cancer from ultra-low pass whole genome sequencing (ULP-WGS) cfDNA data using fragmentomics.

Flamingo’s development marks a significant milestone in the quest for early cancer detection with RenovaroCube’s engine. By utilizing as few as only 200,000 cell-free DNA fragments per sample, integrating fragment lengths, sequence motifs and employing a meticulously designed neural network, Flamingo achieves remarkable performance in distinguishing cancer from healthy samples.

By augmenting The Cube’s arsenal of models operating across various omic layers, Flamingo contributes to the development of non-invasive diagnostics to detect cancer early, enabling timely interventions and improving patient outcomes.

“Adding Flamingo to our Cube will accelerate our efforts to realize a paradigm shift in cancer detection,” affirms Frank van Asch, CTO, RenovaroCube. “With its introduction, we are one step closer to realizing our vision of a world where cancer is detected and treated swiftly, saving countless lives in the process.”

RenovaroCube invites interested doctors and scientists from international research institutions, clinical cancer centers and all stakeholders to join in the early research use application of our AI/machine learning platform to advance cancer diagnostics and pave the way for a healthier future.

About Renovaro:

Please see a recent interview with Avram Miller, Member of, and Advisor to, the Board of Directors, former co-founder of Intel Capital and SVP of Business Development for Intel:

https://techbullion.com/avram-miller-talks-about-renovaro-and-its-impact-in-diagnosing-cancers-and-infectious-diseases-with-ai

Renovaro aims to accelerate precision and personalized medicine for longevity powered by mutually reinforcing AI and biotechnology platforms for early diagnosis, better-targeted treatments, and drug discovery. Renovaro includes RenovaroBio, with its advanced cell-gene immunotherapy company, and RenovaroCube. RenovaroCube has developed an award-winning AI platform that is committed to the early detection of cancer and its recurrence and monitoring subsequent treatments. RenovaroCube intervenes at a stage where potential therapy can be most effective. RenovaroCube is a molecular data science company with a background in FinTech and a 10-year history. It brings together proprietary artificial intelligence (AI) technology, multi-omics, multi-modal data, and the expertise of a carefully selected multidisciplinary team to radically accelerate precision medicine and enable breakthrough changes in cancer care.

Upon the closing of the previously announced acquisition of Cyclomics (winner of the Health Holland Venture Challenge), RenovaroCube will be capable of performing liquid biopsies using proprietary technologies to identify single cancer DNA molecules in only one vial of blood. In combination with Oxford Nanopore Technology, genetic information can be retrieved over multiple genetic layers to develop the next generation of cancer diagnostics. This will transform cancer care by enabling faster and more accurate diagnosis throughout the patient journey.

https://www.renovarogroup.com

https://www.renovarobio.com

https://www.renovarocube.com

About Cyclomics:

Cyclomics is a Dutch company founded in 2018, winner of the Health Holland Venture Challenge (startup of the year) by scientists of the UMC Utrecht. Its ambition is to transform cancer care by enabling faster and more reliable diagnoses, particularly in the context of cancer recurrence thanks to its proprietary circulating tumor DNA (ctDNA) detection technology.

https://www.cyclomics.com/

Forward-Looking Statements

Statements in this press release that are not strictly historical in nature are forward-looking statements. These statements are only predictions based on current information and expectations and involve a number of risks and uncertainties, including but not limited to the success or efficacy of our pipeline and platform. All statements other than historical facts are forward-looking statements, which can be identified by the use of forward-looking terminology such as “believes,” “plans,” “expects,” “aims,” “intends,” “potential,” or similar expressions. Actual events or results may differ materially from those projected in any of such statements due to various uncertainties, including as set forth in Renovaro’s most recent Annual Report on Form 10-K filed with the SEC. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. All forward-looking statements are qualified in their entirety by this cautionary statement, and Renovaro Inc. undertakes no obligation to revise or update this press release to reflect events or circumstances after the date hereof.

For media inquiries, please contact: karen@renovarocube.com

The information included in this Item 8.01 shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RENOVARO INC.

By:	/s/ Mark Dybul, M.D.
Name: Mark Dybul Title: Chief Executive Officer

Date: April 30, 2024